                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                    Kemper Global/International Series, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

KEMPER GLOBAL/

INTERNATIONAL SERIES, INC.

GROWTH FUND OF SPAIN
222 South Riverside Plaza  Chicago, Illinois 60606
                                                               February 11, 2000
Dear Shareholders:

A Special Meeting of Shareholders of Growth Fund of Spain (the "Fund"), a series of Kemper Global/International Series, Inc. (the "Corporation"), is to be held at 2:00 p.m., Eastern time, on April 6, 2000, at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 13th Floor, Two International Place, Boston, Massachusetts 02110. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting, and an envelope--postage-prepaid--in which to return your proxy card are enclosed.

At the Special Meeting, shareholders will be asked to approve two Proposals. The first Proposal is a change to the Fund's investment policies. The Proposal, if approved, will change the manner in which the Fund seeks its investment objective of long-term capital appreciation from investment primarily in Spanish equities to investment primarily in a diversified portfolio of securities issued by established foreign companies. If this Proposal is approved, the Fund's name will be changed to Kemper International Research Fund. The second Proposal, if approved, will provide greater flexibility by eliminating the need for shareholder approval of changes to the Fund's investment objective and policies and will bring the Fund's fundamental investment policies into conformity with other funds in the Kemper Family.

After careful review, the Directors of the Corporation have approved each Proposal. The Corporation's Directors believe that the Proposals set forth in the Notice of Meeting for your Fund are important and recommend that you read the enclosed materials carefully and then vote for each Proposal.

Your vote is important. Please take a moment now to sign and return your proxy card in the enclosed postage-paid return envelope. If we do not receive your executed proxy card after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Shareholder Communications Corporation, reminding you to vote.

                                          Respectfully,

                                          /s/ MARK S. CASADY
                                          Mark S. Casady
                                          President
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We urge you to sign and return your proxy card in the enclosed postage-paid envelope to ensure a quorum at the meeting. Your vote is important regardless of the number of shares you own.
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                                                             [KEMPER FUNDS LOGO]

KEMPER GLOBAL/

INTERNATIONAL SERIES, INC.

GROWTH FUND OF SPAIN
222 South Riverside Plaza
Chicago, Illinois 60606
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                               February 11, 2000

Please take notice that a Special Meeting of Shareholders (the "Special Meeting") of Growth Fund of Spain (the "Fund"), a series of Kemper Global/International Series, Inc., will be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110, on April 6, 2000, at 2:00 p.m., Eastern time, for the following purposes:

   PROPOSAL 1: To approve a change to the Fund's investment policies so that the Fund will seek its investment objective of long-term capital appreciation through investing primarily in a diversified portfolio of securities issued by established foreign companies.

   PROPOSAL 2: To modify or eliminate certain policies and to eliminate the shareholder approval requirement as to certain other matters.

The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournments thereof.

Holders of record of shares of the Fund at the close of business on February 1, 2000 are entitled to vote at the Special Meeting and at any adjournments thereof.

In the event that the necessary quorum to transact business or the vote required to approve a Proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposals and will vote against any such adjournment those proxies to be voted against the Proposals.
                                          By Order of the Board of Directors,

                                          /s/ PHILIP J. COLLORA
                                          Philip J. Collora
                                          Secretary
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Important--We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card may save the necessity and expense of further solicitations to ensure a quorum at the Special Meeting. If you can attend the Special Meeting and wish to vote your shares in person at that time, you will be able to do so.
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

                    KEMPER GLOBAL/INTERNATIONAL SERIES, INC.
                              GROWTH FUND OF SPAIN
                           222 SOUTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Kemper Global/ International Series, Inc. (the "Corporation") for use at the Special Meeting of Shareholders of Growth Fund of Spain (the "Fund"), a series of the Corporation, to be held at the offices of Scudder Kemper Investments, Inc. ("Scudder Kemper"), 13th Floor, Two International Place, Boston, Massachusetts 02110, on April 6, 2000, at 2:00 p.m., Eastern time, and at any and all adjournments thereof (the "Special Meeting").

This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about February 11, 2000, or as soon as practicable thereafter. Any shareholder giving a proxy has the power to revoke it by mail (addressed to the Secretary at the principal executive office of the Fund, c/o Scudder Kemper Investments, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606) or in person at the Special Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of both Proposals referred to in the Proxy Statement.

Approval of each Proposal requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities," as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and as used in this Proxy Statement, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the Special Meeting if more than 50% of the outstanding voting securities of the Fund are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Fund.

Abstentions and broker non-votes will have the effect of a "no" vote on the Proposals, which require the approval of a specified percentage of the outstanding shares of the Fund or of such shares present at the Special Meeting. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, shareholders are urged to forward their voting instructions promptly.

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

The presence at any shareholders' meeting, in person or by proxy, of the holders of one-third of the shares of the Fund entitled to be cast shall be necessary and sufficient to constitute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve a Proposal is not obtained at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Special Meeting.

The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposals and will vote against any such adjournment those proxies to be voted against the Proposals. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted.

The Board has fixed the close of business on February 1, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Shareholders are entitled to one vote for each share held. As of February 1, 2000, there were 3,334,817 shares of the Fund outstanding, comprising 3,305,118 Class A shares, 19,623 Class B shares and 10,076 Class C shares. Shareholders shall vote on each Proposal in the aggregate, without regard to class.

PROPOSAL 1: APPROVAL OF A CHANGE TO THE FUND'S INVESTMENT POLICIES

INTRODUCTION

The Fund's investment objective is to seek long-term capital appreciation. Currently, the Fund seeks its objective by investing primarily in the equity securities of Spanish companies. This investment policy and certain of the Fund's other investment policies are "fundamental" and therefore may not be changed without a shareholder vote. For the reasons discussed below, the Board believes that the Fund's investment policies should be expanded to allow the Fund to invest primarily in a diversified portfolio of securities issued by established foreign companies. Accordingly, at a meeting held on January 19, 2000, the Board adopted, subject to shareholder approval, the recommendation of Scudder Kemper, the Fund's investment manager, that the Fund's investment policies be changed so that the Fund will seek its objective by investing primarily in a diversified portfolio of securities issued by established foreign companies.

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

If this Proposal is adopted, the Fund will invest in those foreign securities that are the top research ideas of Scudder Kemper. Because of this "best-ideas" strategy, the Fund would generally hold positions in a relatively small number of companies. It is expected that at any one time the Fund will own the securities of between 75 and 100 companies, but the Fund may own the securities of as few as 50 or as many as 150 companies. The Fund's sub-classification will, however, be changed from non-diversified to diversified. This will mean that with respect to 75% of the value of its total assets, the Fund may not invest
(i) more than 5% of its total assets in the securities of a single issuer or
(ii) own more than 10% of a single's issuer's outstanding voting securities. As a non-diversified fund, the Fund is not currently subject to such requirements. The Fund may not be re-classified as a non-diversified fund without shareholder approval. If the Proposal is approved by shareholders, the Fund's name will be changed to "Kemper International Research Fund." The new investment policies will be implemented upon the effectiveness of an amendment to the Fund's registration statement reflecting the changes described herein.

BACKGROUND

The Fund was organized in 1990 as a closed-end fund whose shares were traded on the New York Stock Exchange (the "Exchange"). Although the Fund's investment performance as a closed-end fund was generally strong, the Fund's shares consistently traded on the Exchange at a discount to their net asset value. To allow the Fund's shareholders to realize the value of their shares, in October 1998 the Board recommended, and the shareholders approved, the conversion of the Fund from a closed-end fund to an open-end fund. The conversion of the Fund to open-end form, which was effective on December 11, 1998, allowed shareholders to redeem their shares directly from the Fund at the net asset value of the shares. In order to mitigate the costs to the Fund from the potential substantial redemptions by short-term traders attempting to capitalize on the conversion of the Fund from closed-end form to open-end form, the Fund imposed a 2% redemption fee for all shares redeemed that had been held for less than one year. If this Proposal is adopted, the 2% redemption fee will be eliminated.

The Fund has suffered substantial net redemptions since converting to open-end status. At the time of conversion the Fund had net assets of approximately $380 million. As of January 20, 2000 the Fund's net assets had decreased to approximately $50 million. Many shareholders redeemed their shares immediately after the Fund's conversion to open-end status in order to realize the increase in the Fund's net asset value, which increase had not been reflected in the Fund's stock price as a closed-end fund. Since those redemptions, the Fund has had little success in attracting new investors. The decreased size of the Fund has hurt shareholders because the Fund's operating expenses have had to be allocated across a smaller asset base, thus increasing the percentage of fixed expenses each shareholder must bear.

Scudder Kemper believes that one of the primary factors working against attracting new assets into the Fund is the specificity of its current investment policies. Scudder Kemper believes that investors are likely to consider allocating a portion of their assets to an international fund that invests throughout the world rather than to a fund that concentrates its investments in a single European country. Scudder Kemper therefore believes that the Fund may be more attractive to new investors if its investment policies are expanded. As described in more detail below, the Fund's new investment policies will allow it to take advantage of what Scudder Kemper views as promising opportunities in the international securities markets. If the Fund does become more marketable, Scudder Kemper believes that the Fund's assets may increase, which may benefit shareholders by reducing their proportionate share of overall fixed expenses.

DESCRIPTION OF THE NEW INVESTMENT POLICIES

If this Proposal is adopted, the Fund will continue to seek long-term capital appreciation; however, the Fund will pursue this investment objective by investing primarily in a diversified portfolio of securities issued by established foreign companies. In this regard, under normal market conditions, the Fund will invest at least 65% of its total assets in common stocks of large foreign companies, i.e., those with market capitalizations of $1 billion or more.

The Fund will invest in securities based on the top research recommendations of Scudder Kemper's research analysts and other investment specialists. These recommendations will represent securities across various sectors and investment disciplines (such as growth stocks and value stocks). Typically, the Fund's regional allocation will be roughly equal to that of the Morgan Stanley Capital International All-Country World Free (ex-U.S. and Canada) Index. In choosing securities to be purchased by the Fund, Scudder Kemper will focus on bottom-up research, looking for individual companies that have sound financial strength, good business prospects and strong competitive positioning and above-average earnings growth, among other factors. Scudder Kemper will also look for significant changes in the business environment, with an eye toward identifying industries that may benefit from these changes. The Fund would be managed to seek long-term capital appreciation primarily through appreciation of its common stock holdings and, to a lesser extent, through dividend and interest income.

The Fund would continue to be permitted to invest in debt securities that can be converted into common stocks, also known as convertibles. The Fund would also continue to have the ability to invest in debt securities, preferred stocks, bonds, notes and other debt securities of companies.

The Fund would continue to be permitted to use other investments and investment techniques that may impact fund performance, including, but not limited to, options, futures contracts and other derivatives (financial instruments that derive their value from other securities or commodities, or that are based on indices).

From time to time, the Fund would be able, as it is currently, to invest a portion of its assets in high-grade debt securities, cash and cash equivalents for temporary defensive purposes. Defensive investments may serve to lessen volatility in an adverse stock market, although they also generate lower returns than stocks in most markets. Because this defensive policy differs from the Fund's investment objective, the Fund may not achieve its goals during a defensive period.

CERTAIN OTHER FUNDAMENTAL INVESTMENT POLICIES TO BE ELIMINATED

The Fund currently is subject to other fundamental investment policies that will not be suitable for the Fund under its new investment policies described above. If this Proposal is adopted, the following fundamental policies will be eliminated:

- Under normal market conditions, at least 65% of the Fund's total assets will be invested in equity securities of Spanish companies;

- The Fund is permitted to invest up to 25% of its total assets in unlisted equity and debt securities, including convertible debt securities, and in other securities that are not readily marketable, a significant portion of which may be considered illiquid; and

- The Fund may invest up to 35% of its total assets in investment-grade fixed income instruments denominated in Pesetas.

OTHER CONSIDERATIONS

The risks of the Fund's new investment policies and strategies are similar to, but in certain respects different from, those of its current investment objective and strategies. The most important risk factor presented by the new investment policies and strategies is how foreign markets perform -- something that depends on a large number of factors, including economic, political and demographic trends. When foreign stock prices fall, the value of your investment in the Fund is likely to fall as well. Foreign stocks may at times be more volatile than their U.S. counterparts, for reasons ranging from political and economic uncertainties to a higher risk that essential information may be incomplete or wrong. Because a stock represents ownership in its issuer, stock prices can be hurt by poor management, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. As noted above, because the Fund will no longer be classified as a non-diversified fund, it will no longer have the flexibility to invest as large a percentage of its assets in the securities of a small number of issuers. This may reduce the risks of the Fund because factors affecting a given company will no longer have as large an impact on the Fund's performance. A final risk factor is that changing currency rates could add to the Fund's investment losses or reduce its investment gains.

The risks described above are also generally presented by the Fund's current investment policies and strategies, although because the Fund currently focuses on Spanish and Portuguese securities, the Fund is affected more significantly by events in those two countries. Under the new investment policies and strategies, however, the Fund may invest in countries that are not as stable as Spain. Such investments may be riskier and more volatile than Spanish investments.

The change in investment policies, if approved, will require a restructuring of the Fund's portfolio. When the new investment policy is implemented, a substantial portion of the Fund's current holdings will be sold. The Fund will then purchase securities of issuers located in other foreign countries. The substantial restructuring of the Fund's portfolio that is necessary to implement the proposed new investment policy will generate expenses for the Fund, including brokerage and other transactional expenses that are not reflected in the Fund's expense ratio. Such sales of portfolio securities could also result in capital gains (or losses). The gains would normally be distributed to Fund shareholders, who would be subject to federal and state income tax thereon, as applicable to the shareholder. As of January 20, 2000, the Fund had approximately $18.9 million in net unrealized appreciation.

CONCLUSION

The Board believes that the new investment policies will benefit the Fund and its shareholders. The Fund will be able to take advantage of promising investment opportunities throughout the world. In addition, with a broader international investment strategy, the Fund may be able to attract new investors and increase the size of the Fund, which could decrease the percentage of fixed expenses borne by each shareholder.

THE DIRECTORS OF THE CORPORATION RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THIS PROPOSAL.

PROPOSAL 2: APPROVAL OF THE MODIFICATION OR ELIMINATION OF CERTAIN POLICIES AND THE ELIMINATION OF THE SHAREHOLDER APPROVAL REQUIREMENT AS TO CERTAIN OTHER MATTERS

The 1940 Act requires an investment company to adopt policies governing certain specified activities, which can be changed only by a shareholder vote. Such policies are referred to as "fundamental" policies. The purposes of this Proposal are to eliminate the requirement of shareholder approval to change policies except where required by the 1940 Act and to provide the maximum permitted flexibility in those policies that do require shareholder approval. Management of the Fund has advised the Board that some of the Fund's fundamental investment policies that are not required to be such under the 1940 Act may no longer serve any useful purpose. The Board believes that the classification of these policies as fundamental is unnecessary because the provisions of the 1940 Act or Federal tax law, together with the disclosure requirements of the Federal securities laws, provide adequate safeguards for the Fund and its shareholders. The Proposal is described in more detail below.

This Proposal is sub-divided into the following three sections:

(1) ELIMINATION OF SHAREHOLDER APPROVAL REQUIREMENT TO AMEND INVESTMENT OBJECTIVES AND CERTAIN POLICIES. The Fund currently requires shareholder approval to amend its investment objective and certain of its policies. The first section of this Proposal seeks shareholder approval of the elimination of the shareholder vote requirement for amending the Fund's investment objective and policies that are not otherwise specifically identified as fundamental. Eliminating the shareholder vote requirement for amending the investment objective and policies of the Fund is intended to enhance the Fund's investment flexibility in the event of changing circumstances. Additionally, the Board believes that currently it is not possible to determine precisely which policies are fundamental on the basis of the language in the Fund's Prospectus and Statement of Additional Information, thus creating uncertainty and restricting the Fund's investment flexibility and its ability to respond to changing regulatory and industry conditions.

(2) REVISION OF FUNDAMENTAL POLICIES. Each of the fundamental policies proposed for revision relates to an activity that the 1940 Act requires be governed by a fundamental policy. Each proposed revision is, in general, intended to provide the Fund's Board with the maximum flexibility permitted under the 1940 Act, promote simplicity among the Fund's policies and bring the Fund's fundamental investment policies into conformity with those of the other funds in the Kemper Family.

(3) ELIMINATION OF SHAREHOLDER APPROVAL REQUIREMENT TO CHANGE OTHER IDENTIFIED POLICIES. This Proposal seeks to re-classify as non-fundamental certain policies that are specifically designated as fundamental but which are not required to be fundamental under the 1940 Act. Any policy that is not designated as fundamental can be modified or eliminated by the Board, and, as indicated below, it is anticipated that management of the Fund will recommend to the Board the elimination of several of them as being inappropriate or unnecessary under current conditions. Before modifying or eliminating a non-fundamental investment policy, the Board will consider any additional risks presented to the Fund and its shareholders.

Each proposed policy is identified in bold-type below. The Fund's current fundamental policies that are proposed to be modified or re-classified as non-fundamental are also listed below.

Changes in fundamental policies that are approved by shareholders, as well as changes in non-fundamental policies that are adopted by the Board, will be reflected in the Fund's Prospectus or Statement of Additional Information. Any change in the method of operation of the Fund will require prior Board approval.

Shareholders will be permitted to vote on each proposed fundamental policy separately on the enclosed proxy card. Approval of each item of this Proposal requires the affirmative vote of a majority of the outstanding voting securities, as defined above, of the Fund. If the shareholders of the Fund fail to approve the proposed modification or elimination of polices or the elimination of the shareholder approval requirement as to a matter, the current such policy or voting requirement will remain in effect.

ELIMINATION OF SHAREHOLDER APPROVAL REQUIREMENT TO AMEND INVESTMENT OBJECTIVES AND CERTAIN POLICIES

PROPOSAL 2.1:

IF THIS ITEM IS APPROVED BY THE SHAREHOLDERS, THE INVESTMENT OBJECTIVE AND POLICIES OF THE FUND WILL NOT BE CLASSIFIED AS FUNDAMENTAL.

The Board believes that leaving the power to modify investment objectives and policies up to the discretion of the Board would strengthen the Fund's ability to respond to changing circumstances. The Board does not presently intend to modify the investment objective or any policy described in Proposal 1 above, and would disclose any such changes to shareholders by amending the Fund's Prospectus and Statement of Additional Information. Management of the Fund does not believe this presents any material risk to shareholders because any changes to the Fund's investment objectives and policies will be disclosed to shareholders in the Fund's prospectus or Statement of Additional Information prior to the changes being implemented.

REVISION OF FUNDAMENTAL POLICIES

BORROWING

PROPOSAL 2.2:

PROPOSED POLICY: THE FUND WILL NOT BORROW MONEY, EXCEPT AS PERMITTED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND AS INTERPRETED OR MODIFIED BY REGULATORY AUTHORITY HAVING JURISDICTION, FROM TIME TO TIME.

Current Policy: The Fund will not borrow money, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The proposed borrowing policy re-words the current policy without making any material changes. This change is being proposed in order to bring the Fund's fundamental policy with respect to borrowing into conformity with the policies of other funds in the Kemper Family.

SENIOR SECURITIES

PROPOSAL 2.3:

PROPOSED POLICY: THE FUND WILL NOT ISSUE SENIOR SECURITIES, EXCEPT AS PERMITTED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND AS INTERPRETED OR MODIFIED BY REGULATORY AUTHORITY HAVING JURISDICTION, FROM TIME TO TIME.

Current Policy: The Fund will not issue senior securities, except as permitted under the 1940 Act and as interpreted or modified by regulatory authority having jurisdiction, from time to time.

The proposed borrowing policy re-words the current policy without making any material changes. This change is being proposed in order to bring the Fund's fundamental policy with respect to senior securities into conformity with the policies of other funds in the Kemper Family.

PURCHASE OF COMMODITIES

PROPOSAL 2.4:

PROPOSED POLICY: THE FUND WILL NOT PURCHASE PHYSICAL COMMODITIES OR CONTRACTS RELATING TO PHYSICAL COMMODITIES.

Current Policy: The Fund will not purchase or sell commodities or commodity contracts except that the Fund may enter into foreign currency and stock index futures contracts and options thereon and may buy or sell forward currency contracts and options on foreign currencies

This change will not result in any material change to the Fund's use of commodities. The primary types of commodity transactions the Fund will engage in are foreign currency and stock index futures contracts, and options thereon, and under the current policy the Fund is permitted to invest in those types of commodities. This change is being proposed primarily in order to bring the Fund's fundamental policy with respect to commodities into conformity with the policies of other funds in the Kemper Family and also to provide additional flexibility to allow the Fund to respond to changing market conditions.

PROPOSAL 2.5:

PROPOSED POLICY: THE FUND WILL NOT CONCENTRATE ITS INVESTMENTS IN A PARTICULAR INDUSTRY, AS THAT TERM IS USED IN THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND AS INTERPRETED OR MODIFIED BY REGULATORY AUTHORITY HAVING JURISDICTION, FROM TIME TO TIME.

Current Policy: None

While the 1940 Act does not define what constitutes "concentration" in an industry, the staff of the Securities and Exchange Commission (the "Commission") takes the position that investment of more than 25% of a fund's assets in an industry constitutes concentration. If a fund concentrates in an industry, it must at all times have more than 25% of its assets invested in that industry, and if its policy is not to concentrate in an industry, as is the case with the Fund, it may not invest more than 25% of its assets in an industry, unless, in either case, the fund discloses the specific conditions under which it will change from concentrating to not concentrating or vice versa. The Fund is permitted to adopt reasonable definitions of what constitutes an industry, or it may use standard classifications promulgated by the Commission, or some combination thereof. Because the Fund may create its own reasonable industry classifications, the Board believes that it is not necessary to include such matters in the fundamental policy of the Fund.

Because the Fund does not currently concentrate in any industry, this new policy will not result in any change to the Fund's investments or operations. It is being proposed because the Fund must adopt a policy with respect to concentration.

UNDERWRITING OF SECURITIES

PROPOSAL 2.6:

PROPOSED POLICY: THE FUND WILL NOT ENGAGE IN THE BUSINESS OF UNDERWRITING SECURITIES ISSUED BY OTHERS, EXCEPT TO THE EXTENT THAT THE FUND MAY BE

DEEMED TO BE AN UNDERWRITER IN CONNECTION WITH THE DISPOSITION OF PORTFOLIO SECURITIES.

Current Policy: The Fund will not act as an underwriter of securities, except that the Fund may acquire securities in private placements in circumstances in which, if such securities were sold, the Fund might be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended.

The proposed underwriting policy re-words the current policy without making any material changes. This change is being proposed in order to bring the Fund's fundamental policy with respect to underwriting into conformity with the policies of other funds in the Kemper Family.

INVESTMENT IN REAL ESTATE

PROPOSAL 2.7:

PROPOSED POLICY: THE FUND WILL NOT PURCHASE OR SELL REAL ESTATE, WHICH TERM DOES NOT INCLUDE SECURITIES OF COMPANIES WHICH DEAL IN REAL ESTATE OR MORTGAGES OR INVESTMENTS SECURED BY REAL ESTATE OR INTERESTS THEREIN, EXCEPT THAT THE FUND RESERVES FREEDOM OF ACTION TO HOLD AND TO SELL REAL ESTATE ACQUIRED AS A RESULT OF THE FUND'S OWNERSHIP OF SECURITIES.

Current Policy: The Fund will not purchase or sell real estate, except that it may purchase and sell securities of companies which deal in real estate or interests therein.

The proposed real estate policy re-words the current policy without making any material changes. This change is being proposed in order to bring the Fund's fundamental policy with respect to investing in real estate into conformity with the policies of other funds in the Kemper Family.

LENDING

PROPOSAL 2.8:

PROPOSED POLICY: THE FUND WILL NOT MAKE LOANS EXCEPT AS PERMITTED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND AS INTERPRETED OR MODIFIED BY REGULATORY AUTHORITY HAVING JURISDICTION FROM TIME TO TIME.

Current Policy: The Fund will not make loans except to the extent that the purchase of portfolio securities consistent with the Fund's investment objective and policies or the acquisition of securities subject to repurchase agreements may be deemed to be loans.

The Fund, together with other open-end funds advised by Scudder Kemper, has received an exemptive order from the Commission that will allow it to lend money directly to and borrow money directly from other open-end funds advised by Scudder Kemper through a credit facility. The Board believes that the flexibility provided by this policy change could possibly reduce the Fund's borrowing costs and enhance its ability to earn higher rates of interest on short-term lendings in the event that the Board determines that such arrangements are warranted in light of the Fund's particular circumstances. Management of the Fund does not believe any material additional risks are presented by this change.

ELIMINATION OF SHAREHOLDER APPROVAL REQUIREMENT TO CHANGE OTHER IDENTIFIED POLICIES

Certain of the policies listed below were initially adopted by the Fund due to state securities regulatory policies that are no longer in effect. Others reflected industry conditions at the time they were adopted. If shareholders approve the re-classification of these policies as non-fundamental, it is expected that management will recommend to the Board that it modify or eliminate many of these policies. Any change approved by the Board will be reflected in the Fund's Prospectus or Statement of Additional Information.

SHORT SALES

PROPOSAL 2.9:

Current Policy: The Fund will not make short sales of securities or maintain a short position in any security except as described under "Investment Policies and Techniques" in the Fund's Statement of Additional Information.

Management of the Fund believes that this policy is unnecessary, given that the Fund's practices with respect to short sales are described in the Statement of Additional Information (which currently provides that the Fund may not make a "naked" short sale if at the time of the transaction the market value of all securities sold short by the Fund exceeds 25% of the value of its total assets ). If this policy were eliminated by the Board, the Fund would continue to adhere to any disclosure regarding short sales contained in its Statement of Additional Information, which may be amended from time to time.

MARGIN PURCHASES

PROPOSAL 2.10:

Current Policy: The Fund will not purchase securities on margin, except for such short-term credits as may be necessary for the clearance of transactions.

Margin transactions involve the purchase of securities with money borrowed from a broker, with cash or eligible securities being used as collateral against the loan. If this policy is eliminated by the Board, the Fund's potential use of margin transactions beyond transactions in futures and options and for the clearance of transactions, including the use of margin in ordinary securities transactions, would be generally limited by the current position taken by the staff of the Commission that margin transactions with respect to securities are prohibited under Section 18 of the 1940 Act because they create senior securities. The Fund's ability to engage in margin transactions is also limited by its borrowing policies, which permit the Fund to borrow money only as permitted by applicable law. Therefore, management of the Fund does not believe that any material additional risks to the Fund would be presented if this policy were eliminated.

PLEDGING OF ASSETS

PROPOSAL 2.11:

Current Policy: The Fund will not pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure permitted borrowings or in connection with hedging and risk management strategies.

If this policy were to be eliminated by the Board, management of the Fund does not believe that any material additional risks to the Fund would be presented.

INVESTMENT FOR THE PURPOSE OF EXERCISING CONTROL OR MANAGEMENT

PROPOSAL 2.12:

Current Policy: The Fund will not invest in companies for the purpose of exercising control or participation in management.

Even if this policy were to be eliminated by the Board, the Fund has no current intention to invest for this purpose.

INVESTMENT IN MINERAL EXPLORATION

PROPOSAL 2.13:

Current Policy: The Fund will not invest in interests in oil, gas, or other mineral exploration or development programs, except that it may purchase and sell securities of companies which deal in oil, gas or other mineral exploration or development programs.

Even if this policy were to be eliminated by the Board, the Fund has no current intention to invest in this manner.

INVESTMENT IN OTHER INVESTMENT COMPANIES

PROPOSAL 2.14:

Current Policy: The Fund will not invest in securities of other investment companies, except as part of a merger, consolidation or other acquisition, if more than 3% of the outstanding voting stock of any such investment company would be held by the Fund, if more than 5% of the total assets of the Fund would be invested in any such investment company, or if the Fund would own, in the aggregate, securities of investment companies representing more than 10% of its total assets.

This policy conforms to the limits on investing in other investment companies that is contained in the 1940 Act. Because the Fund must comply with the 1940 Act, management of the Fund believes it is unnecessary to have a policy that simply states the limits contained in the 1940 Act.

THE DIRECTORS OF THE CORPORATION RECOMMEND THAT THE SHAREHOLDERS OF THE FUND VOTE IN FAVOR OF THIS PROPOSAL.

ADDITIONAL INFORMATION

INVESTMENT MANAGER; PRINCIPAL UNDERWRITER AND ADMINISTRATOR

The Fund's investment manager is Scudder Kemper Investments, Inc., 345 Park Avenue, New York, New York 10154. The Fund's principal underwriter and administrator is Kemper Distributors, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606.

PROXY SOLICITATION

The cost of preparing, printing and mailing the enclosed proxy card and Proxy Statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by the Fund. In addition to solicitation by mail, certain officers and representatives of the Corporation, officers and employees of Scudder Kemper and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

Shareholder Communications Corporation ("SCC") has been engaged to assist in the solicitation of proxies at a total estimated cost of $3,500 (plus expenses). As the Special Meeting date approaches, certain shareholders of the Fund may receive a telephone call from a representative of

SCC if their votes have not yet been received. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Board believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each shareholder's full name, address, social security or employer identification number, title (if the shareholder is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned, and to confirm that the shareholder has received the proxy materials in the mail. If the information solicited agrees with the information provided to SCC, then the SCC representative has the responsibility to explain the process, read the Proposal on the proxy card, and ask for the shareholder's instructions on the Proposal. The SCC representative, although he or she is permitted to answer questions about the process, is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.

If a shareholder wishes to participate in the Special Meeting, but does not wish to give a proxy by telephone, the shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy cards, they may call the telephone number PRINTED ON THE STUB of their proxy card. Any proxy given by a shareholder, whether in writing or by telephone, is revocable until voted at the Special Meeting.

REPORTS

THE FUND PROVIDES PERIODIC REPORTS TO ALL OF ITS SHAREHOLDERS WHICH HIGHLIGHT RELEVANT INFORMATION, INCLUDING INVESTMENT RESULTS AND A REVIEW OF PORTFOLIO CHANGES. YOU MAY RECEIVE ADDITIONAL COPIES OF THE MOST RECENT SEMI-ANNUAL AND ANNUAL REPORTS FOR THE FUND, WITHOUT CHARGE, BY CALLING 1-800-621-1048 OR WRITING THE FUND, C/O SCUDDER KEMPER INVESTMENTS, INC., 222 SOUTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606.

SECURITY OWNERSHIP

Appendix 1 sets forth the beneficial owners of at least 5% of any class of the Fund's shares as of December 31, 1999. To the best of the Corporation's knowledge, as of December 31, 1999, no person owned beneficially more than 5% of any class of the Fund's outstanding shares, except as stated in Appendix 1.

As of December 31, 1999, the Directors and officers of the Corporation as a group owned beneficially less than 1% of the shares of the Fund.

PROPOSALS OF SHAREHOLDERS

Meetings of shareholders of the Fund are not held on an annual or other regular basis. Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Special Meeting, if any, should send their written proposals to the Secretary of the Corporation, c/o Scudder Kemper Investments, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

No Director is aware of any matters that will be presented for action at the Special Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Corporation and/or the Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Directors,

/s/ PHILIP J. COLLORA
Philip J. Collora
Secretary

APPENDIX 1

BENEFICIAL OWNERS OF AT LEAST 5% OF A CLASS OF THE
FUND'S SHARES

CLASS A

As of December 31, 1999, 187,200 shares in the aggregate, or 5.44% of the outstanding Class A shares of the Fund were held in the name of National Financial Services Corp., 200 Liberty Street, New York, NY, 10281, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 259,853 shares in the aggregate, or 7.56% of the outstanding Class A shares of the Fund were held in the name of Salomon Smith Barney, 388 Greenwich Street, New York, NY, 10013, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 190,863 shares in the aggregate, or 5.55% of the outstanding Class A shares of the Fund were held in the name of Merrill, Lynch, Pierce, Fenner & Smith, 4800 Deer Lake Drive, Jacksonville, FL, 32246, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 259,174 shares in the aggregate, or 7.54% of the outstanding Class A shares of the Fund were held in the name of Charles Schwab, 100 Montgomery Street, San Francisco, CA, 94104, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 275,104 shares in the aggregate, or 8.00% of the outstanding Class A shares of the Fund were held in the name of Blush & Co., P.O. Box 976, New York, NY, 10268, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

CLASS B

As of December 31, 1999, 8,509 shares in the aggregate, or 43.06% of the outstanding Class B shares of the Fund were held in the name of Wexford Clearing Services, Corp., 15 Lockhern Drive, Livingston, NJ, 07039, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 6,748 shares in the aggregate, or 34.15% of the outstanding Class B shares of the Fund were held in the name of Scudder Kemper Investments, Inc., 345 Park Avenue, New York, NY, 10154.

As of December 31, 1999, 1,090 shares in the aggregate, or 5.51% of the outstanding Class B shares of the Fund were held in the name of Investors Fiduciary Trust, Custodian for the IRA of Shelton Scott, 352 Kelburn Road, Deerfield, IL, 60015, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

CLASS C

As of December 31, 1999, 6,746 shares in the aggregate, or 69.42% of the outstanding Class C shares of the Fund were held in the name of Scudder Kemper Investments, Inc., 345 Park Avenue, New York, NY, 10154.

As of December 31, 1999, 676 shares in the aggregate, or 6.96% of the outstanding Class C shares of the Fund were held in the name of Seth Grossman, 453 Shore Road, Somers Point, NJ, 08244.

As of December 31, 1999, 502 shares in the aggregate, or 5.17% of the outstanding Class C shares of the Fund were held in the name of Investors Fiduciary Trust, Custodian for the IRA of William Miller, 7777 Coldstream Woods Drive, Cincinnati, OH, 45255, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 815 shares in the aggregate, or 8.39% of the outstanding Class C shares of the Fund were held in the name of Canton Radiology Services, Money Purchase Plan, 127 Palm Street, Canton, IL, 61520, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

As of December 31, 1999, 587 shares in the aggregate, or 6.04% of the outstanding Class C shares of the Fund were held in the name of Investors Fiduciary Trust, Custodian for A/C Carlos Martinez, 120 Gleneagles Circle, Macon, GA, 31210, who may be deemed to be the beneficial owner of certain of these shares, but disclaims any beneficial ownership therein.

                              YOUR VOTE IS NEEDED!

                    PLEASE VOTE ON THE REVERSE SIDE OF THIS
                   FORM AND SIGN IN THE SPACE PROVIDED BELOW.
                       RETURN YOUR COMPLETED PROXY IN THE
                            ENCLOSED ENVELOPE TODAY.

          *Please fold and detach card at perforation before mailing*

                    KEMPER GLOBAL/INTERNATIONAL SERIES, INC.

                              GROWTH FUND OF SPAIN

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                SPECIAL MEETING OF SHAREHOLDERS - APRIL 6, 2000

     The undersigned hereby appoints Kathryn L. Quirk, Philip J. Collora, Maureen E. Kane and Caroline Pearson, and each of them, the proxies of the undersigned, with the power of substitution to each of them, to vote all shares of Growth Fund of Spain (the "Fund") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Scudder Kemper Investments, Inc., 13th Floor, Two International Place, Boston, Massachusetts 02110, on April 6, 2000 at 2:00 p.m., Eastern time, and at any adjournments thereof.

                                    PLEASE SIGN AND RETURN PROMPTLY IN THE
                                   ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

                                   Dated                , 2000
                                         ---------------

                                   Please sign exactly as your name or names
                                   appear. When signing as attorney, executor,
                                   administrator, trustee or guardian, please
                                   give your full title as such.
                                   ------------------------------------------


                                   ------------------------------------------
                                                  Signature(s)

                                             YOUR VOTE IS IMPORTANT!

                                     PLEASE INDICATE YOUR VOTING INSTRUCTIONS
                                     ON THE PROXY CARD BELOW. SIGN, DATE AND
                                       RETURN IT IN THE ENVELOPE PROVIDED.
                                   TO SAVE THE COST OF ADDITIONAL SOLICITATIONS,
                                         PLEASE MAIL YOUR PROXY PROMPTLY.

         - Please fold and detach card at perforation before mailing -
--------------------------------------------------------------------------------

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, YOUR VOTE WILL BE CAST FOR EACH NUMBERED ITEM LISTED BELOW. The Directors of your Fund unanimously recommend that you vote FOR each item.
You may receive additional proxies for your other accounts. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

                   PLEASE VOTE BY FILLING IN THE BOXES BELOW.

                                               FOR  AGAINST  ABSTAIN
Proposal 1: To approve a change to the         [ ]    [ ]      [ ]
            Fund's investment policies so
            that the Fund will seek its
            investment objective of long-term
            capital appreciation through
            investing primarily in a portfolio
            of securities issued by established
            foreign companies.

                                               FOR  AGAINST  ABSTAIN  FOR ALL
                                               ALL    ALL      ALL    EXCEPT*
Proposal 2: To modify or eliminate certain     [ ]    [ ]      [ ]      [ ]
            policies and to eliminate the
            shareholder approval requirement
            as to certain other matters.

*To vote against or abstain with respect to a particular change, refer to the Proxy Statement and write the number of the sub-proposal(s) on the line below.

2.1 Elimination of Classification of Investment   2.8  Lending
    Objective and Policies as Fundamental         2.9  Short Sales
2.2 Borrowing                                     2.10 Margin Purchases
2.3 Senior Securities                             2.11 Pledging of Assets
2.4 Purchase of Commodities                       2.12 Investment for Control
2.5 Concentration                                 2.13 Investment in Mineral
2.6 Underwriting of Securities                         Exploration
2.7 Investment in Real Estate                     2.14 Investment in other
                                                       Investment Companies
--------------------------------------------------
THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS WITH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.